LIMITED WAIVER AGREEMENT


          This Limited Waiver Agreement (this "Agreement") dated as of
February 7, 1997 is entered into between Mercury Finance corporation, a Delaware corporation ("Mercury"), and the lender whose name appears on the signature pages hereof (the "Lender").

                                   WITNESSETH:

          WHEREAS, the Lender or its predecessors in interest is a party to or beneficiary of one or more credit agreements, note agreements or other agreements, instruments or other documents with or executed by Mercury including those listed on Schedule 1 hereto pursuant to which Lender has extended credit to Mercury (collectively, the "Existing Agreements");

          WHEREAS, Mercury is in default under various provisions of the Existing Agreements;

          WHEREAS, Mercury is experiencing a severe liquidity crisis and requires immediate emergency financing to continue its operations;

          WHEREAS, at the request of Mercury, BankAmerica Business Credit, Inc. together with its affiliates ("BofA") is considering providing Mercury and certain of its subsidiaries (collectively, the "Borrowers") with a secured revolving loan in an amount not to exceed $50 million and having a maturity of not greater than 30 days in accordance with the terms and conditions of the term sheet attached hereto as Exhibit A (the "Term Sheet") between the Borrowers and BofA (the "Bridge Loan");

          WHEREAS, certain provisions of the Existing Agreements unless waived prohibit the Borrowers from granting liens on their assets to secure indebtedness for borrowed money and/or require that Lender be granted an equal or ratable lien on such assets in the event such a lien is granted to another lender;

          WHEREAS, in connection with the Bridge Loan, Mercury has requested the Lender to waive such provisions of the Existing Agreements to permit it to obtain the emergency financing it needs;

          WHEREAS, the Lender is willing to waive certain limited provisions of the Existing Agreements to permit the Bridge Loan to be provided Mercury;

          NOW, THEREFORE, in consideration of the premises and mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mercury and Lender agree as follows:

          1. Treatment of Existing Indebtedness. Mercury has represented to the Lender that neither it nor its subsidiaries intend to repay, retire, make a distribution to or on account of, or make an interest payment on account of, any existing indebtedness for borrowed money, other than the Bridge Loan and the $6 million payment to be made to the insurance subsidiaries of Mercury as provided in the Term Sheet, including, but not limited to, indebtedness on account of commercial paper, note agreements, loan agreements, subordinated debt agreements or any of the indebtedness listed on Schedule 2 hereto (collectively, "Funded Debt"), unless the Lender receives in connection with such payment or distribution, and subject to applicable subordination agreements, its pro rata portion of such payment or distribution on account of indebtedness owing to the Lender under the Existing Agreements.

          2. Waiver. Solely in connection with the Bridge Loan to be extended in accordance with the terms and conditions of the Term Sheet, the Lender waives compliance with any of the provisions of the Existing Agreements that (a) prohibit or restrict the granting of security interests, liens or mortgages by any of the Borrowers to BofA (the "BofA Liens") to secure the Bridge Loan or (b) result in or require the creation of a security interest, lien or mortgage in favor of the Lender on any assets of the Borrowers as a result of the granting of the BofA Liens to secure the Bridge Loan; provided, that the waivers set forth in this Section 2 shall be effective on the conditions that the (i) aggregate principal amount of loans advanced to the Borrowers under the Bridge Loan does not exceed $50 million, (ii) the term of the Bridge Loan does not exceed 30 days and (iii) the BofA Liens secure only the Bridge Loan and do not secure any other indebtedness for borrowed money including Funded Debt outstanding as of the date hereof or hereafter.

          3. Effect on Existing Agreements. In the event of any conflict between the terms hereof and the terms of any Existing Agreement or any instruments, documents or agreements executed in connection therewith with respect to the subject matter of this Agreement, the terms of this Agreement shall govern and control. Each of the Existing Agreements and such other related instruments, documents or agreements, and all obligations of Mercury and all rights and remedies of the Lender thereunder shall remain in full force and effect except to the extent expressly waived in accordance with the terms hereof. No defaults or events of default existing as of the date hereof under the Existing Agreements are being waived or forborne. Mercury acknowledges that defaults and events of default exist and are continuing under the Existing Agreements.

          4. Representations. Lender represents that it has not assigned or transferred the indebtedness owing to it under the Existing Agreements or it has assigned or transferred such indebtedness subject to this Agreement and is duly authorized to enter into and perform this Agreement. Mercury represents to Lender that it is duly authorized to enter into and perform this Agreement. Mercury further represents to Lender that no commercial paper issued by or on behalf of Mercury contains any provisions that (a) prohibit or restrict the granting of security interests, liens or mortgages by any of the Borrowers to secure any indebtedness or (b) result in or require the creation of a security interest, lien or mortgage in favor of any holder of such commercial paper as a result of the granting of security interests, liens on mortgages by any of the Borrowers to any person or entity.

          5. Entire Agreement. This Agreement constitutes the full and entire understanding of the parties hereto with respect to the subject matter hereof.

          6. Severability. Wherever possible, each provision of this Agreement shall be interpreted in a manner as to be effective and valid under applicable law. If any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity and the remaining provisions of this Agreement shall remain unaffected and in full force and effect.

          7. Governing Law. This Agreement shall be interpreted, and the rights and liabilities of the parties hereto determined, in accordance with the laws of the State of Illinois.

          8. Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon the successors and assigns of, each of the parties hereto.

          9. Counterparts. This Agreement may be executed in any number of counterparts, all of which together shall constitute one instrument.

                                *   *   *   *   *



          IN WITNESS WHEREOF, this Waiver Agreement has been duly executed as of the day and year first above written.


                                   By:

                                   Name:
                                   Title:
                                     Mercury Finance Corporation,
                                     a Delaware corporation


                                   By:
                                   Name:
                                   Title:
                                   Name of Lender: